EXHIBIT 23.3


                     [LETTERHEAD OF KPMG PEAT MARWICK, LLP]







              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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The Board of Directors
Reliance Bancorp, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-4 of Reliance Bancorp, Inc. of our report dated July 18, 1996, related to the consolidated statements of financial condition of Reliance Bancorp, Inc. and Subsidiary as of June 30, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1996, which report is included in the 1996 Annual Report to Stockholders of Reliance Bancorp, Inc. and has been incorporated by reference in the June 30, 1996 Annual Report on Form 10-K of Reliance Bancorp, Inc., and to the reference to our firm under the heading "Experts" in the registration statement.


                                          /s/ KPMG Peat Marwick, LLP
                                              KPMG PEAT MARWICK, LLP

Jericho, New York
July 2, 1997